SUPPLEMENTAL AGREEMENT

          SUPPLEMENTAL AGREEMENT made as of July l, 1995 by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), and JOHN J. DOONER (hereinafter referred to as
"Executive"):

                       W I T N E S S E T H:

          WHEREAS, the Corporation and Executive are parties to an Employment Agreement made as of January l, 1994 (hereinafter referred to as the "Employment Agreement"); and
          WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;
          NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:
          l. Section 3.0l Of the Employment Agreement is hereby amended, effective as of July l, 1995, so as to delete "$580,000"
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and to substitute "$750,000" therefor.  The parties agree,
however, that $20,000 of the aforementioned salary increase will be regarded as temporary and will be deleted as of June 30, 1998. On July 1, 1998, $20,000 will be added to Executive's salary pursuant to, and subject to, the terms of section 7.02 of an Executive Special Benefit Agreement entered into between Executive and the Corporation dated July 1, 1992.
          2. Except as hereinabove amended, the Employment Agreement shall continue in full force and effect.
          3. This Supplemental Agreement shall be governed by the laws of the State of New York.

                                   THE INTERPUBLIC GROUP OF
                                   COMPANIES, INC.

                                   By: C. KENT KROEBER
                                       C. KENT KROEBER


                                   JOHN J. DOONER
                                   JOHN J. DOONER
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